UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2020

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-39144 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 South Meridian Boulevard Englewood, Colorado (Address of principal executive offices)		80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2020, DISH Network Corporation (“DISH Network”) completed a private unregistered offering of $2 billion aggregate principal amount of its 0% Convertible Notes due 2025 (the “Notes”).  The Notes were sold pursuant to a purchase agreement, dated December 16, 2020 (the “Purchase Agreement”), between DISH Network and Morgan Stanley & Co. LLC (the “Initial Purchaser”). In connection with the offering, pursuant to the Purchase Agreement, DISH Network granted the Initial Purchaser a 30-day option from the date of the Purchase Agreement to purchase up to an additional $300 million in aggregate principal amount of the Notes.

Indenture

DISH Network entered into an Indenture (the “Indenture”), dated as of December 21, 2020, with U.S. Bank National Association (the “Trustee”), as trustee, relating to the issuance of the Notes.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on December 15, 2025, unless earlier repurchased or converted.

Subject to the terms of the Indenture, the Notes may be converted at an initial conversion rate of 24.4123 shares of Class A Common Stock of DISH Network (“Class A Common Stock”) per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $40.96 per share of Class A Common Stock) (the “Initial Conversion Rate”), at any time on or after July 15, 2025 through the second scheduled trading day preceding the maturity date. Holders of the Notes will also have the right to convert the Notes at the Initial Conversion Rate prior to July 15, 2025, but only upon the occurrence of specified events described in the Indenture. The conversion rate is subject to anti-dilution adjustments if certain events occur.

If certain corporate events (each defined in the Indenture as a “Make-Whole Fundamental Change”) occur prior to the maturity date of the Notes, and a holder elects to convert its Notes in connection with such corporate event, DISH Network will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of Class A Common Stock as specified in a table included in the Indenture. No adjustment to the conversion rate will be made if the price paid or deemed to be paid per share of Class A Common Stock in such corporate event is either less than $31.51 or exceeds $200.00.

If a specified “Make-Whole Fundamental Change” occurs prior to the maturity date of the Notes, under certain circumstances each holder may require DISH Network to repurchase all or part of their Notes at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid special interest, if any, to, but not including, the repurchase date.

Under the Indenture, the Notes can be accelerated upon the occurrence of certain customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, 100% of the principal of and accrued and unpaid special interest, if any, on the Notes will automatically become due and payable. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

DISH Network may elect that the sole remedy for an event of default relating to a failure by it to comply with certain reporting obligations set forth in the Indenture, will after the occurrence of such an event of default consist exclusively of the right to receive special interest on the Notes at a rate equal to (i) 0.25% per annum for each day during the period beginning on, and including, the date on which such event of default first occurred and ending on the earlier of (x) the date on which such event of default is cured or validly waived and (y) the 180th day immediately following, and including, the date on which such event of default first occurred; and (ii) if such event of default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such event of default first occurred, 0.50% per annum for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such event of default first occurred and ending on the earlier of (x) the date on which the event of default is cured or validly waived and (y) the 360th day immediately following, and including, the date on which such event of default first occurred.

If, at any time during the six month period beginning on, and including, the date that is six months after the last original issue date of the Notes, DISH Network fails to timely file any document or report (other than reports on Form 8-K) that it is required to file with the U.S. Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), as applicable (after giving effect to all applicable grace periods thereunder), or the Notes are not otherwise freely tradable by holders other than DISH Network’s affiliates, DISH Network will pay special interest on the Notes at a rate equal to (i) during the first three months of such six month period, 0.25% per annum and (ii) during the last three months of such six month period, 0.50% per annum, in each case for each day for which DISH Network’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable as described above.

Further, if, and for so long as, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by holders other than affiliates of DISH Network as of the 370th day after the last original issue date of the Notes, DISH Network will pay special interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding until the restrictive legend has been removed from the Notes, the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable as described above.

In no event shall special interest, if any, payable as a result of (i) DISH Network’s failure to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, (ii) the Notes not being freely tradable by holders other than affiliates of DISH Network, or (iii) the restrictive legend on the Notes not having been removed, the Notes having been assigned a restricted CUSIP number or the Notes not otherwise being freely tradable by holders other than affiliates of DISH Network as of the 370th day after the last original issue date of the Notes, together with any special interest payable at DISH Network’s election as the sole remedy for an event of default relating to a failure to comply with reporting obligations as described above, accrue at a rate in excess of 0.50% per annum pursuant to the Indenture regardless of the number of events or circumstances giving rise to the requirement to pay such special interest.

The Trustee is also the trustee for certain senior notes issued by DISH DBS Corporation, a subsidiary of DISH Network. DISH Network may from time to time maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.

The description of the Indenture is a summary and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture” is incorporated herein by reference. DISH Network placed the Notes in a private placement under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and shares of Class A Common Stock issuable upon the conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1	Indenture, dated as of December 21, 2020, between the Company and U.S. Bank National Association, as trustee (including Form of 0% Convertible Notes due 2025).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION

Date: December 22, 2020	By:	/s/ Timothy A. Messner
Timothy A. Messner
Executive Vice President and General Counsel